Exhibit 99.11

01 - John D. Harkey, Jr. 02 - Michael B. Targoff For Withhold For Withhold 1UPX Loral Space & Communications Inc. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03DT0B + + Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 1, 2, 4, 5 and 6. A 4. Acting upon a proposal to ratify the appointment of Deloitte & Touche LLP as Loral’s independent registered public accounting firm for the year ending December 31, 2020 (the “Accounting Firm Proposal ”) 5. Acting upon a proposal to approve, by non-binding, advisory vote, the compensation that may be paid or become payable to the Loral named executive officers in connection with the transactions contemplated by the Transaction Agreement (the “Officer Compensation Proposal ”). For Against Abstain Please sign exactly as name or names appear hereon. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such; if by a corporation, by an authorized officer; if by a partnership, in partnership name by an authorized person. For joint owners, all co-owners must sign. Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box.Date (mm/dd/yyyy) — Please print date below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B 6. Acting upon a proposal to approve, by non-binding, advisory vote, the compensation of Loral’s named executive officers as described in this proxy statement/prospectus (the “Say-On-Pay Proposal ”). q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Virtual Annual General Meeting Proxy Card For Against Abstain 1. Considering and voting on the adoption of the Transaction Agreement (the “Transaction Proposal ”). 2. Acting upon a proposal to adjourn the Loral Stockholder Meeting, if necessary or appropriate, to solicit additional proxies for the Loral Stockholder Meeting to adopt the Transaction Agreement in accordance with the terms of the Transaction Agreement (the “Adjournment Proposal ”). For Against Abstain For Against Abstain 3. Electing to the Loral Board Mr. John D. Harkey, Jr. and Mr. Michael B. Targoff, who have been nominated by the Loral Board to continue to serve as Class II directors and whose current terms will expire at the Loral Stockholder Meeting (the “Director Election Proposal ”). For Against Abstain 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 M M M M M M M M M MMMMMMMMMMMMMMM 492080 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM M MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # ∆≈ You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/LORL or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/LORL Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/LORL Notice of 2020 Virtual Annual General Meeting of Stockholders Revocable Proxy Solicited by Board of Directors for Annual Meeting — [], 2021 Avi Katz and John Capogrossi, and each of them, are hereby appointed the proxies of the undersigned, with full power of substitution on behalf of the undersigned to vote, as designated below, all the shares of the undersigned at the Virtual Annual General Meeting of Stockholders of LORAL SPACE & COMMUNICATIONS INC. (“Loral”), to be held exclusively online via live webcast at http://[ ], at [10:30 A.M.]Eastern time on [], 2021 and at all adjournments or postponements thereof, in the manner provided below and in such person’s or persons’ sole discretion upon any other matter that may properly come before such meeting or any adjournment or postponement thereof, including to vote for the election of a substitute nominee for director as such person or persons may select in the event a nominee becomes unable to serve. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is indicated, this PROXY will be voted FOR the election of nominees listed hereon and FOR Proposals 1, 2, 4, 5 and 6. The Board of Directors recommends that stockholders vote their shares in favor of the election of the Class II Directors who have been nominated by the Board and in favor of Proposals 1, 2, 4, 5 and 6. The stockholder(s) signed on the reverse side of this Proxy acknowledge(s) receipt of the Notice of Annual Meeting and accompanying Proxy Statement. (Items to be voted appear on reverse side.) Proxy — Loral Space & Communications Inc. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Non-Voting Items C + + Change of Address — Please print new address below. The 2020 Virtual Annual General Meeting of Stockholders of Loral Space & Communications Inc. will be held on [], 2021 at 10:30 A.M. Eastern time, virtually via the internet at www.meetingcenter.io/<MeetingID>. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — ABC2018.

Loral Space & Communications Inc. VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

## Virtual Annual General Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

### A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 1, 2, 4, 5 and 6.

| Proposal | For | Against | Abstain |
|---|---|---|---|
| 1. Considering and voting on the adoption of the Transaction Agreement (the "Transaction Proposal"). | ☐ | ☐ | ☐ |
| 2. Acting upon a proposal to adjourn the Loral Stockholder Meeting, if necessary or appropriate, to solicit additional proxies for the Loral Stockholder Meeting to adopt the Transaction Agreement in accordance with the terms of the Transaction Agreement (the "Adjournment Proposal"). | ☐ | ☐ | ☐ |

3. Electing to the Loral Board Mr. John D. Harkey, Jr. and Mr. Michael B. Targoff, who have been nominated by the Loral Board to continue to serve as Class II directors and whose current terms will expire at the Loral Stockholder Meeting (the "Director Election Proposal").

| Nominee | For | Withhold |
|---|---|---|
| 01 - John D. Harkey, Jr. | ☐ | ☐ |
| 02 - Michael B. Targoff | ☐ | ☐ |

| Proposal | For | Against | Abstain |
|---|---|---|---|
| 4. Acting upon a proposal to ratify the appointment of Deloitte & Touche LLP as Loral's independent registered public accounting firm for the year ending December 31, 2020 (the "Accounting Firm Proposal") | ☐ | ☐ | ☐ |
| 5. Acting upon a proposal to approve, by non-binding, advisory vote, the compensation that may be paid or become payable to the Loral named executive officers in connection with the transactions contemplated by the Transaction Agreement (the "Officer Compensation Proposal"). | ☐ | ☐ | ☐ |
| 6. Acting upon a proposal to approve, by non-binding, advisory vote, the compensation of Loral's named executive officers as described in this proxy statement/prospectus (the "Say-On-Pay Proposal"). | ☐ | ☐ | ☐ |

### B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name or names appear hereon. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such; if by a corporation, by an authorized officer; if by a partnership, in partnership name by an authorized person. For joint owners, all co-owners must sign.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

1UPX 4 9 2 0 8 0

030T1B

Notice of 2020 Virtual Annual General Meeting of Stockholders Revocable Proxy Solicited by Board of Directors for Annual Meeting — [], 2021 Avi Katz and John Capogrossi, and each of them, are hereby appointed the proxies of the undersigned, with full power of substitution on behalf of the undersigned to vote, as designated below, all the shares of the undersigned at the Virtual Annual General Meeting of Stockholders of LORAL SPACE & COMMUNICATIONS INC. (“Loral”), to be held exclusively online via live webcast at http://[ ], at [10:30 A.M.]Eastern time on [], 2021 and at all adjournments or postponements thereof, in the manner provided below and in such person’s or persons’ sole discretion upon any other matter that may properly come before such meeting or any adjournment or postponement thereof, including to vote for the election of a substitute nominee for director as such person or persons may select in the event a nominee becomes unable to serve. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is indicated, this PROXY will be voted FOR the election of nominees listed hereon and FOR Proposals 1, 2, 4, 5 and 6. The Board of Directors recommends that stockholders vote their shares in favor of the election of the Class II Directors who have been nominated by the Board and in favor of Proposals 1, 2, 4, 5 and 6. The stockholder(s) signed on the reverse side of this Proxy acknowledge(s) receipt of the Notice of Annual Meeting and accompanying Proxy Statement. (Items to be voted appear on reverse side.) Proxy — Loral Space & Communications Inc. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q